                                                                    EXHIBIT 99.1


[MEADOWBROOK INSURANCE GROUP LOGO]

                        MEADOWBROOK INSURANCE GROUP, INC.
                                  (NYSE - MIG)

================================================================================

CONTACT: ROBERT S. CUBBIN, PRESIDENT & CHIEF EXECUTIVE OFFICER, (248) 204-8031 KAREN M. SPAUN, SVP & CHIEF FINANCIAL OFFICER, (248) 204-8178 JENNIFER LA, DIRECTOR OF FINANCIAL ANALYSIS, (248) 204-8159

================================================================================

                        MEADOWBROOK INSURANCE GROUP, INC.
              REPORTS THIRD QUARTER 2004 NET INCOME OF $5.3 MILLION
                          UP FROM $2.5 MILLION IN 2003

                           o COMBINED RATIO OF 99.5%
                          o NET INCOME INCREASED 110%
                           o REVENUES INCREASED 27.5%
                o 2004 YEAR TO DATE NET INCOME OF $11.3 MILLION
      o EARNINGS PER DILUTED SHARE OF $0.18 FOR THE THIRD QUARTER OF 2004
       o EARNINGS PER DILUTED SHARE OF $0.38 FOR THE YEAR TO DATE OF 2004


                              SOUTHFIELD, MICHIGAN
                                NOVEMBER 4, 2004

Third Quarter Results:

Meadowbrook Insurance Group (NYSE: MIG) reported net income for the quarter ended September 30, 2004, of $5.3 million, or $0.18 per diluted share, compared to net income of $2.5 million, or $0.09 per diluted share, in 2003. The net income for the quarter reflects the growth of earned premium in profitable programs, continued rate increases, growth in commissions and fees, and overall expense management. This improvement also reflects the net benefit from the acceleration of revenue recognition resulting from the termination of a multi-state claims run-off contract and the cumulative effect of a reduction in estimated net reinsurance costs in one specific program.

"Our core business continues to experience a consistent and improving earnings pattern," commented Robert S. Cubbin, President and Chief Executive Officer of Meadowbrook. "As a result of the required acceleration of revenue recognition, our net income for the third quarter was benefited by $0.07 per share. This revenue would otherwise have been recognized in the fourth quarter of 2004 and in 2005. We anticipate net operating income for the full year will exceed the high end of our original range of expectations by $0.04 - $0.05 per share and is now estimated to be $0.45 - $0.46 per share. The balance of our operations performed in line with our expectations."


                                                                           [MIG
                                                                         listed
                                                                           NYSE
                                                                       GRAPHIC]

--------------------------------------------------------------------------------
  26600 Telegraph Rd. - Southfield, MI. 48034 - 248-358-1100 - 800-482-2726 -
                    Fax: 248-358-1614   www.meadowbrook.com

PRESS RELEASE                                                             PAGE 2
--------------------------------------------------------------------------------

During the quarter, gross written premium increased $13.4 million, or 20.4%, to $79.2 million, from $65.8 million for the comparable period in 2003. This increase reflects anticipated growth from premium rate increases, the conversion of existing controlled programs to the Company's underwriting subsidiaries, the growth of existing programs, and the implementation of new programs with proven track records of profitability.

Revenues:

Revenues increased $15.0 million, or 27.5%, to $69.5 million for the quarter ended September 30, 2004, from $54.5 million for the comparable period in 2003.

Net earned premium increased $12.8 million, or 31.8%, to $53.0 million for the quarter ended September 30, 2004, from $40.2 million for the comparable period in 2003. This increase reflects the impact of overall rate increases of 13.6% and 6.6% achieved in 2003 and 2004, respectively, and growth in program business.

Net commissions and fees increased $1.9 million, or 17.3%, to $12.7 million for the quarter. The increase relates primarily to the acceleration of revenue recognition related to the termination of a multi-state claims run-off service contract. This increase in revenue was the result of an earlier than anticipated termination of the Company's obligation under the contract. At the time of the termination, the Company had accrued deferred revenue, net of expenses, of $3.0 million, which was fully recognized during the quarter. Partially offsetting this benefit was an anticipated reduction in fee revenue from a limited duration administrative services contract. Intercompany fees, which are eliminated upon consolidation, increased $3.5 million. Excluding the acceleration of revenue noted above, gross commissions and fees, before consolidation, increased $1.9 million, or 9.4%, to $21.9 million for the quarter.

Net investment income increased $560,000, or 17.5%, to $3.8 million for the quarter ended September 30, 2004, from $3.2 million for the comparable period in 2003. Average invested assets increased $62.8 million, or 20.5%, to $369.3 million in 2004. The increase in average invested assets reflects cash flows from underwriting activities, growth in gross written premium during 2003 and 2004, and $24.3 million in net proceeds received in conjunction with the senior debentures issued during the second quarter of 2004. This increase was partially offset by a decrease in the average investment yield to 4.1%, compared to 4.2% for the comparable period in 2003. The current pre-tax book yield is 4.0%. The decrease in investment yield reflects accelerated prepayments on mortgage-backed securities and reinvestment of cash flows in municipal bonds and other securities in an interest rate environment where macro interest rates were still relatively low.

Expenses:

Incurred losses increased $5.4 million, or 20.8%, to $31.8 million for the quarter ended September 30, 2004, from $26.4 million for the comparable period in 2003. The loss and loss adjustment expense ratio for the quarter ended September 30, 2004 was 64.8%, compared to 70.6% for the comparable period in 2003. The current quarter loss ratio reflects a decrease in net ultimate loss estimates on prior accident years of $749,000, compared to a $585,000 decrease in the third quarter of 2003. This decrease in net ultimate loss estimates on prior accident years equals 0.4% of the Company's net loss and loss adjustment expense reserves of $192.0 million, as of December 31, 2003. The remaining improvement in the loss and loss adjustment ratio reflects continued rate increases and the growth of earned premium from profitable programs.

Policy acquisition and other underwriting expenses increased $2.2 million, or 36.3%, to $8.2 million for the quarter ended September 30, 2004, from $6.0 million for the comparable period in 2003. The GAAP expense ratio was 34.7% for the quarter ended September 30, 2004, compared to 32.9% for the quarter ended September 30, 2003. The increase in the expense ratio reflects the anticipated increase in gross

PRESS RELEASE                                                             PAGE 3
--------------------------------------------------------------------------------

commissions as a percentage of earned premium. This is a result of a shift in the balance between workers' compensation and general liability. The general liability line of business has a higher commission rate and a lower loss ratio. This increase was partially offset by a reduction in insurance related assessments and the leveraging of fixed costs.

The GAAP combined ratio for the third quarter was 99.5%, down from 103.5% for the same period of 2003.

Commenting on the calendar quarter loss ratio, Mr. Cubbin stated: "We are very pleased to have achieved a combined ratio below 100%. This has resulted from a focus on the fundamentals of our business and our commitment to strict underwriting discipline and the achievement of rate increases. Prior year reserves have remained relatively stable. The current accident year results reflect year-over-year improvement and are consistent with our expectations. By design, we avoid concentration of risk, as evidenced by the minor impact of the four hurricanes this quarter which caused us less than $250,000 in net after-tax losses."

Salaries and employee benefits for the quarter ended September 30, 2004 increased $1.9 million, or 15.5%, to $14.3 million, from $12.4 million for the comparable period in 2003, due primarily to merit increases and performance-based variable compensation. These increases were partially offset by a slight decrease in staffing levels.

Other administrative expenses increased $1.1 million, or 18.1%, to $6.9 million for the quarter ended September 30, 2004, from $5.8 million for the comparable period in 2003. This increase is primarily attributable to an increase in accrued policyholder dividends in 2004, as well as a slight overall increase in bad debt expense.

Interest expense increased $479,000, or 231.4%, to $686,000 for the quarter, from $207,000 for the comparable period in 2003. Interest expense increased $503,000 related to the senior debentures and junior subordinated debentures. Excluding the interest related to the debentures, interest expense decreased $24,000, or 11.6%, to $183,000, from $207,000 for the comparable period in 2003.
This reflects a lower average outstanding balance on the term loan and lines of credit of $15.0 million during the quarter ended September 30, 2004, from $20.0 million for the comparable period in 2003, offset by an increase in the effective interest rate from 4.1% for the third quarter of 2003 to 4.9% for the comparable period of 2004. The increase in the effective interest rate is a result of the increase in the underlying Eurocurrency based rate. At September 30, 2004, the Company's debt-to-equity ratio was 27.5%, compared to 15.7% at December 31, 2003.


Year to Date Results:

Net Income:

Net income for the nine months ended September 30, 2004 was $11.3 million, or $0.38 per diluted share, compared to net income of $7.9 million, or $0.27 per diluted share, for the comparable period in 2003.

Gross written premium increased $40.3 million, or 21.1%, to $231.2 million for the nine months ended September 30, 2004, from $190.9 million for the comparable period in 2003.

Revenues:

Revenues increased $49.2 million, or 32.7%, to $199.4 million for the nine months ended September 30, 2004, from $150.2 million for the comparable period in 2003.

Net earned premium increased $52.0 million, or 50.1%, to $155.8 million for the nine months ended September 30, 2004, from $103.8 million for the comparable period in 2003.

PRESS RELEASE                                                             PAGE 4
--------------------------------------------------------------------------------

Net commissions and fees decreased $2.6 million, or 7.4%, to $32.8 million for the nine months ended September 30, 2004, from $35.4 million for the comparable period in 2003.

Expenses:

Incurred losses increased $29.5 million, or 43.6%, to $97.2 million for the nine months ended September 30, 2004, from $67.7 million for the comparable period in 2003. The loss and loss adjustment expense ratio for the nine months ended September 30, 2004 was 67.1%, compared to 70.4% for the comparable period in 2003.

Other expenses increased $15.0 million, or 21.2%, to $85.8 million for the nine months ended September 30, 2004, from $70.8 million for the comparable period in 2003. The GAAP expense ratio was 33.8% for the nine months ended September 30, 2004, compared to 34.7% for the comparable period in 2003.


Other Matters:

Shareholders' equity increased to $165.8 million, or $5.70 per common share, at September 30, 2004, compared to $155.1 million, or $5.34 per common share, at December 31, 2003. The increase in shareholders' equity reflects year-to-date net income, which is partially offset by a decrease of $1.3 million in the net unrealized gain in the Company's investment portfolio. The net unrealized gain was $6.1 million at September 30, 2004, down from $7.4 million at December 31, 2003. The net unrealized gain increased during the quarter from $2.8 million at June 30, 2004.

At the regularly scheduled board meeting on November 3, 2004, the Board of Directors reauthorized management to purchase up to 1,000,000 shares, or approximately 3%, of the Company's common stock in market transactions for a period not to exceed twenty-four months.

Statutory surplus increased in the quarter to $111.2 million at September 30, 2004, from $99.3 million at June 30, 2004, and from $99.9 million at December 31, 2003. The increase in statutory surplus was primarily due to a capital contribution of $9.9 million during the quarter ended September 30, 2004.

Cash flow provided by operations was $17.0 million for the quarter ended September 30, 2004, compared to $1.4 million in 2003. For the nine months ended September 30, 2004, cash flow provided by operations was $43.3 million, compared to $31.6 million for the comparable period of 2003.


ABOUT MEADOWBROOK INSURANCE GROUP

A leader in the alternative risk market, Meadowbrook is a program-based risk management company, specializing in alternative risk management solutions for agents, brokers, and insureds of all sizes. Meadowbrook Insurance Group, Inc. common shares are listed on the New York Stock Exchange under the symbol "MIG". For further information, please visit Meadowbrook's corporate web site at www.meadowbrook.com.

Certain statements made by Meadowbrook Insurance Group, Inc. in this release may constitute forward-looking statements including, but not limited to, those statements that include the words "believes", "expects", "anticipates", "estimates", or similar expressions. Please refer to the Company's most recent 10-K, 10-Q, and other Securities and Exchange Commission filings for more information on risk factors. Actual results could differ materially. These forward-looking statements involve risks and uncertainties including, but not limited to the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectibility of reinsurance; increased rate pressure on premiums; obtainment of certain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation; actions taken by regulators, rating agencies or lenders; obtainment of certain processing efficiencies; changing rates of inflation; and general economic conditions. Meadowbrook is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

EARNINGS RELEASE                                                          PAGE 5
--------------------------------------------------------------------------------




                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                       UNAUDITED BALANCE SHEET INFORMATION





                                                              SEPTEMBER 30,   DECEMBER 31,
(IN THOUSANDS, EXCEPT PER SHARE DATA)                             2004           2003
-------------------------------------                        --------------   ------------
BALANCE SHEET DATA

ASSETS
           Cash and invested assets                          $379,649         $324,234
           Premium & agents balances                          100,389           77,554
           Reinsurance recoverable                            177,727          165,012
           Deferred policy acquisition costs                   23,312           19,564
           Prepaid reinsurance premiums                        24,433           20,492
           Goodwill                                            28,997           28,997
           Other assets                                        50,555           56,413
                                                             --------         --------

TOTAL ASSETS                                                 $785,062         $692,266
                                                             ========         ========


LIABILITIES
           Loss and loss adjustment expense reserves         $372,142         $339,465
           Unearned premium reserves                          129,712          109,677
           Debt                                                13,750           17,506
           Debentures                                          35,310           10,310
           Other liabilities                                   68,316           60,195
                                                             --------         --------
TOTAL LIABILITIES                                             619,230          537,153

STOCKHOLDERS' EQUITY
           Common stockholders' equity                        165,832          155,113
                                                             --------         --------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                     $785,062         $692,266
                                                             ========         ========


BOOK VALUE PER COMMON SHARE                                  $   5.70         $   5.34

BOOK VALUE PER COMMON SHARE EXCLUDING
    UNREALIZED GAIN/LOSS ON AVAILABLE FOR SALE
    SECURITIES, NET OF DEFERRED TAXES                        $   5.49         $   5.09

EARNINGS RELEASE                                                          PAGE 6
--------------------------------------------------------------------------------


                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                     UNAUDITED INCOME STATEMENT INFORMATION





(IN THOUSANDS, EXCEPT                                                  FOR THE QUARTER                  FOR THE NINE MONTHS
  SHARE & PER SHARE DATA)                                             ENDED SEPTEMBER 30,               ENDED SEPTEMBER 30,
-------------------------                                             -------------------               -------------------

SUMMARY DATA                                                          2004            2003           2004             2003
                                                                  ------------    ------------    ------------     ------------
         Gross premiums written                                   $     79,234    $     65,839    $    231,159     $    190,848
         Net premiums written                                           56,303          50,568         172,279          142,547

REVENUES
         Net premiums earned                                      $     52,963    $     40,187    $    155,759     $    103,801
         Commissions and fees (net)                                     12,669          10,803          32,794           35,430
         Net investment income                                           3,757           3,197          10,901           10,127
         Net capital (losses) gains                                         79             299             (73)             878
                                                                  ------------    ------------    ------------     ------------
                                            TOTAL REVENUES              69,468          54,486         199,381          150,236
EXPENSES
         Net losses & loss adjustment expenses (1)                      31,829          26,357          97,164           67,652
         Salaries & employee benefits                                   14,284          12,372          39,417           36,172
         Interest on notes payable                                         686             207           1,529              656
         Policy acquisition and other underwriting expenses (1)          8,175           5,996          24,633           15,745
         Other administrative expenses                                   6,869           5,816          20,202           18,206
                                                                  ------------    ------------    ------------     ------------
                                            TOTAL EXPENSES              61,843          50,748         182,945          138,431
INCOME BEFORE INCOME TAXES AND EQUITY EARNINGS                           7,625           3,738          16,436           11,805
         Federal income tax expense                                      2,436           1,238           5,160            3,870
         Equity earnings of affiliates                                      63              --              28               --
                                                                  ------------    ------------    ------------     ------------
NET INCOME                                                        $      5,252    $      2,500    $     11,304     $      7,935
                                                                  ============    ============    ============     ============
NET OPERATING INCOME (2)                                          $      5,200    $      2,303    $     11,352     $      7,356
                                                                  ============    ============    ============     ============

DILUTED EARNINGS PER COMMON SHARE
         Net income                                               $       0.18    $       0.09    $       0.38     $       0.27
         Net operating income                                     $       0.18    $       0.08    $       0.39     $       0.25
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                  29,425,674      29,169,826      29,420,049       29,287,573

GAAP RATIOS:
         Loss & LAE ratio                                                 64.8%           70.6%           67.1%            70.4%
         Other underwriting expense ratio                                 34.7%           32.9%           33.8%            34.7%
                                                                  ------------    ------------    ------------     ------------
         GAAP combined ratio                                              99.5%          103.5%          100.9%           105.1%
                                                                  ============    ============    ============     ============



(1) Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The supplemental information contained on page 7 sets forth the intercompany fees, which are eliminated in consolidation.

(2) While net operating income is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Net operating income is net income less realized gains (losses) net of taxes associated with such gains (losses).

EARNINGS RELEASE                                                          PAGE 7
--------------------------------------------------------------------------------


                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                            SUPPLEMENTAL INFORMATION





                                                                          FOR THE QUARTER              FOR THE NINE MONTHS
                                                                         ENDED SEPTEMBER 30,            ENDED SEPTEMBER 30,
                                                                       ------------------------      ------------------------
(IN THOUSANDS)                                                            2004           2003           2004           2003
--------------                                                         ---------      ---------      ---------      ---------
UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:
Net earned premium                                                     $  52,963      $  40,187      $ 155,759      $ 103,801

Consolidated net loss and LAE (1)                                      $  31,829      $  26,357      $  97,164      $  67,652
Intercompany claim fees                                                    2,511          2,022          7,376          5,377
                                                                       ---------      ---------      ---------      ---------
Unconsolidated net loss and LAE                                        $  34,340      $  28,379      $ 104,540      $  73,029
                                                                       =========      =========      =========      =========

         GAAP loss and LAE ratio                                            64.8%          70.6%          67.1%          70.4%

Consolidated policy acquisition and other underwriting expenses (1)    $   8,175      $   5,996      $  24,633      $  15,745
Intercompany administrative and other underwriting fees                   10,187          7,206         28,032         20,225
                                                                       ---------      ---------      ---------      ---------
Unconsolidated policy acquisition and other underwriting expenses      $  18,362      $  13,202      $  52,665      $  35,970
                                                                       =========      =========      =========      =========

         GAAP other underwriting expense ratio                              34.7%          32.9%          33.8%          34.7%

GAAP combined ratio                                                         99.5%         103.5%         100.9%         105.1%





                                                                         2004           2003           2004           2003
                                                                       ---------      ---------      ---------      ---------
UNCONSOLIDATED GAAP DATA - GROSS COMMISSIONS AND FEES:

Managed programs:
         Management fees                                               $   3,948      $   4,522      $  12,557      $  14,710
         Claims fees                                                       5,998          3,463         11,427         11,600
         Loss control fees                                                   552            603          1,629          1,729
         Reinsurance brokerage                                               184             57            301            218
                                                                       ---------      ---------      ---------      ---------
Total managed programs                                                    10,682          8,645         25,914         28,257
Agency commissions                                                         4,424          3,527         13,196         11,349
Intersegment revenue                                                      (2,437)        (1,369)        (6,316)        (4,176)
                                                                       ---------      ---------      ---------      ---------
Net commissions and fees                                                  12,669         10,803         32,794         35,430
Intercompany commissions and fees                                         12,698          9,228         35,408         25,602
                                                                       ---------      ---------      ---------      ---------
Gross commissions and fees                                             $  25,367      $  20,031      $  68,202      $  61,032
                                                                       =========      =========      =========      =========


(1) Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The above table sets forth the intercompany fees, which are eliminated in consolidation. The GAAP combined ratio is the sum of the GAAP loss and loss adjustment expense ratio and the GAAP expense ratio. The GAAP loss and loss adjustment expense ratio is the unconsolidated net loss and loss adjustment expense in relation to net earned premium. The GAAP expense ratio is the unconsolidated policy acquisition and other underwriting expenses in relation to net earned premium.

EARNINGS RELEASE                                                          PAGE 8
--------------------------------------------------------------------------------

                       MEADOWBROOK INSURANCE GROUP, INC.
                             FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                     UNAUDITED INCOME STATEMENT INFORMATION

(IN THOUSANDS, EXCEPT
  SHARE & PER SHARE DATA)
------------------------

                                                                  2001A         2002A         Q103A         Q203A        Q303A
                                                             ---------------------------------------------------------------------
SUMMARY DATA

      Gross premiums written                                  $    299,104  $    183,637  $     68,789  $     56,220  $     65,839
      Net premiums written                                         186,083       139,795        51,802        40,177        50,568

INCOME STATEMENT

REVENUES
      Net premiums earned                                     $    163,665  $    145,383  $     27,384  $     36,230  $     40,187
      Commissions and fees (net)                                    40,675        37,581        13,356        11,271        10,803
      Net Investment income                                         14,228        13,958         3,353         3,577         3,197
      Net capital gains (losses)                                       735           666           205           374           299
      (Loss) gain on sale of subsidiary                             (1,097)          199             -             -             -
                                                             ---------------------------------------------------------------------
             TOTAL REVENUES                                        218,206       197,787        44,298        51,452        54,486

EXPENSES
      Net losses & loss adjustment expenses                        125,183        98,734        17,186        24,109        26,357
      Policy acquisition and other underwriting expenses            31,662        33,635         3,756         5,993         5,996
      Other administrative expenses                                 22,778        23,016         7,084         5,306         5,816
      Salaries & employee benefits                                  44,179        37,659        11,932        11,868        12,372
      Gain on debt reduction                                             -          (359)            -             -             -
      Interest on notes payable                                      4,516         3,021           237           212           207
                                                             ---------------------------------------------------------------------
             TOTAL EXPENSES                                        228,318       195,706        40,195        47,488        50,748

(LOSS) INCOME BEFORE TAXES AND EQUITY EARNINGS                     (10,112)        2,081         4,103         3,964         3,738
      Federal income tax (benefit) expense                          (3,602)          431         1,347         1,285         1,238
      Equity earnings of affiliates                                      -             -             -             -             -
                                                             ---------------------------------------------------------------------
NET (LOSS) INCOME                                             $     (6,510) $      1,650  $      2,756  $      2,679  $      2,500

      Net realized capital (loss) gain, net of tax                    (239)          571           135           247           197
                                                             ---------------------------------------------------------------------

OPERATING (LOSS) INCOME                                       $     (6,271) $      1,079  $      2,621  $      2,432  $      2,303
                                                             =====================================================================

      Weighted average common shares outstanding                 8,512,186    20,543,878    29,510,681    29,261,119    29,169,826
      Shares O/S at end of the period                            8,512,194    29,591,494    29,363,694    29,022,394    29,022,435

PER SHARE DATA (DILUTED)
      Net (loss) income                                       $      (0.76) $       0.08  $       0.09  $       0.09  $       0.09
      Net realized capital (loss) gain, net of tax            $      (0.03) $       0.03  $          -  $       0.01  $       0.01
      Operating (loss) income                                 $      (0.73) $       0.05  $       0.09  $       0.08  $       0.08
                                                             ---------------------------------------------------------------------

OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio                                                 81.1%         72.1%         69.0%         71.1%         70.6%
GAAP Expense ratio                                                    36.0%         36.5%         36.5%         35.3%         32.9%
                                                             ---------------------------------------------------------------------
GAAP COMBINED RATIO                                                  117.1%        108.6%        105.5%        106.4%        103.5%
                                                             =====================================================================


UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:
                                                             ---------------------------------------------------------------------
Net earned premium                                            $    163,665  $    145,383  $     27,384  $     36,230  $     40,187

Consolidated net loss and LAE                                 $    125,183  $     98,734  $     17,186  $     24,109  $     26,357
Intercompany claim fees                                              7,520         6,154         1,720         1,635         2,022
                                                             ---------------------------------------------------------------------
Unconsolidated net loss and LAE                               $    132,703  $    104,888  $     18,906  $     25,744  $     28,379
                                                             =====================================================================

      GAAP NET LOSS AND LAE RATIO                                     81.1%         72.1%         69.0%         71.1%         70.6%

Consolidated Policy acquisition and other underwriting
expenses                                                      $     31,662  $     33,635  $      3,756  $      5,993  $      5,996
Intercompany administrative and other underwriting fees             27,309        19,445         6,235         6,784         7,206
                                                             ---------------------------------------------------------------------
Unconsolidated policy acquisition and other underwriting
expenses                                                      $     58,971  $     53,080  $      9,991  $     12,777  $     13,202
                                                             =====================================================================

      GAAP EXPENSE RATIO                                              36.0%         36.5%         36.5%         35.3%         32.9%

GAAP COMBINED RATIO                                                  117.1%        108.6%        105.5%        106.4%        103.5%
                                                             ---------------------------------------------------------------------


UNCONSOLIDATED COMMISSIONS & FEES
      Managed programs:
             Management fees                                  $     13,318  $     12,761  $      5,348  $      4,840  $      4,522
             Claims fees                                             8,594         8,076         4,382         3,755         3,463
             Loss control fees                                       2,326         2,590           577           549           603
             Reinsurance brokerage                                   1,233           309            55           106            57
                                                             ---------------------------------------------------------------------
      Total managed programs                                        25,471        23,736        10,362         9,250         8,645
      Agency commissions                                            15,706        14,330         4,147         3,675         3,527
      Intersegment commissions and fees                               (502)         (485)       (1,153)       (1,654)       (1,369)
                                                             ---------------------------------------------------------------------
      Net Commissions and fees                                      40,675        37,581        13,356        11,271        10,803
      Intercompany commissions and fees                             34,829        25,599         7,955         8,419         9,228
                                                             ---------------------------------------------------------------------
      Gross commissions and fees                              $     75,504  $     63,180  $     21,311  $     19,690  $     20,031
                                                             =====================================================================


                                                                  Q403A         2003A         Q104A         Q204A         Q304A
                                                             ---------------------------------------------------------------------
SUMMARY DATA

      Gross premiums written                                  $     62,432  $    253,280  $     81,054  $     70,871  $     79,234
      Net premiums written                                          47,280       189,827        62,951        53,025        56,303

INCOME STATEMENT

REVENUES
      Net premiums earned                                     $     47,404  $    151,205  $     49,713  $     53,083  $     52,963
      Commissions and fees (net)                                     9,861        45,291        11,281         8,844        12,669
      Net Investment income                                          3,357        13,484         3,597         3,547         3,757
      Net capital gains (losses)                                       (55)          823          (120)          (32)           79
      (Loss) gain on sale of subsidiary                                  -             -             -             -             -
                                                             ---------------------------------------------------------------------
             TOTAL REVENUES                                         60,567       210,803        64,471        65,442        69,468

EXPENSES
      Net losses & loss adjustment expenses                         30,820        98,472        32,509        32,826        31,829
      Policy acquisition and other underwriting expenses             7,873        23,618         7,562         8,896         8,175
      Other administrative expenses                                  6,251        24,457         6,628         6,705         6,869
      Salaries & employee benefits                                  12,066        48,238        12,808        12,325        14,284
      Gain on debt reduction                                             -             -             -             -             -
      Interest on notes payable                                        321           977           315           528           686
                                                             ---------------------------------------------------------------------
             TOTAL EXPENSES                                         57,331       195,762        59,822        61,280        61,843

(LOSS) INCOME BEFORE TAXES AND EQUITY EARNINGS                       3,236        15,041         4,649         4,162         7,625
      Federal income tax (benefit) expense                           1,075         4,945         1,440         1,284         2,436
      Equity earnings of affiliates                                      3             3            23           (58)           63
                                                             ---------------------------------------------------------------------
NET (LOSS) INCOME                                             $      2,164  $     10,099  $      3,232  $      2,820  $      5,252

      Net realized capital (loss) gain, net of tax                     (36)          543           (79)          (21)           52
                                                             ---------------------------------------------------------------------

OPERATING (LOSS) INCOME                                       $      2,200  $      9,556  $      3,311  $      2,841  $      5,200
                                                             =====================================================================

      Weighted average common shares outstanding                29,301,782    29,268,799    29,395,208    29,459,390    29,425,674
      Shares O/S at end of the period                           29,022,435    29,022,435    29,034,433    29,040,733    29,067,883

PER SHARE DATA (DILUTED)
      Net (loss) income                                       $       0.07  $       0.35  $       0.11  $       0.10  $       0.18
      Net realized capital (loss) gain, net of tax            $      (0.01) $       0.02  $          -  $          -  $          -
      Operating (loss) income                                 $       0.08  $       0.33  $       0.11  $       0.10  $       0.18



OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio                                                 69.5%         70.1%         70.2%         66.5%         64.8%
GAAP Expense ratio                                                    33.6%         34.3%         31.8%         34.8%         34.7%
                                                             ---------------------------------------------------------------------
GAAP COMBINED RATIO                                                  103.1%        104.4%        102.0%        101.3%         99.5%
                                                             =====================================================================


UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:
                                                             ---------------------------------------------------------------------
Net earned premium                                            $     47,404  $    151,205  $     49,713  $     53,083  $     52,963

Consolidated net loss and LAE                                 $     30,820  $     98,472  $     32,509  $     32,826  $     31,829
Intercompany claim fees                                              2,137         7,514         2,402         2,463         2,511
                                                             ---------------------------------------------------------------------
Unconsolidated net loss and LAE                               $     32,957  $    105,986  $     34,911  $     35,289  $     34,340
                                                             =====================================================================

      GAAP NET LOSS AND LAE RATIO                                     69.5%         70.1%         70.2%         66.5%         64.8%

Consolidated Policy acquisition and other underwriting
expenses                                                      $      7,873  $     23,618  $      7,562  $      8,896  $      8,175
Intercompany administrative and other underwriting fees              8,071        28,296         8,270         9,575        10,187
                                                             ---------------------------------------------------------------------
Unconsolidated policy acquisition and other underwriting
expenses                                                      $     15,944  $     51,914  $     15,832  $     18,471  $     18,362
                                                             =====================================================================

      GAAP EXPENSE RATIO                                              33.6%         34.3%         31.8%         34.8%         34.7%

GAAP COMBINED RATIO                                                  103.1%        104.4%        102.0%        101.3%         99.5%
                                                             ---------------------------------------------------------------------


UNCONSOLIDATED COMMISSIONS & FEES
      Managed programs:
             Management fees                                  $      4,041  $     18,751  $      4,711  $      3,898  $      3,948
             Claims fees                                             3,156        14,756         2,701         2,728         5,998
             Loss control fees                                         574         2,303           545           532           552
             Reinsurance brokerage                                      90           308           147           (30)          184
                                                             ---------------------------------------------------------------------
      Total managed programs                                         7,861        36,118         8,104         7,128        10,682
      Agency commissions                                             3,605        14,954         4,779         3,993         4,424
      Intersegment commissions and fees                             (1,605)       (5,781)       (1,602)       (2,277)       (2,437)
                                                             ---------------------------------------------------------------------
      Net Commissions and fees                                       9,861        45,291        11,281         8,844        12,669
      Intercompany commissions and fees                             10,208        35,810        10,672        12,038        12,698
                                                             ---------------------------------------------------------------------
      Gross commissions and fees                              $     20,069  $     81,101  $     21,953  $     20,882  $     25,367
                                                             =====================================================================